Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of Navistar, Inc. 401(k) Plan for Represented Employees on Form 11-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-162266, effective October 1, 2009).

/s/ Grant Thornton LLP

Chicago, Illinois

June 28, 2017